UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 8, 2025

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 8, 2025, Jennifer Cola was appointed as the Chief Financial Officer of VerifyMe, Inc. (the “Company”). Prior to her appointment as Chief Financial Officer, Ms. Cola, age 55, served as the Company’s Vice President of Finance since May 9, 2025. Ms. Cola served as CFO of GP Strategies Government Solutions, Inc., a subsidiary of GP Strategies Corporation, from January 2024 to April 1, 2025. Ms. Cola previously served as Vice President, Internal Audit & Risk for Learning Technologies Group, plc from January 2022 to December 2023 and as Vice President of Internal Audit for GP Strategies Corporation from July 2018 to December 2021, where she led audit and risk management initiatives that strengthened financial controls across global operations. There were no changes to Ms. Cola’s compensation as previously reported on Form 8-K filed with the Securities and Exchange Commission on May 12, 2025, as a result of her appointment as Chief Financial Officer.

There are no family relationships among Ms. Cola and any of the Company directors and executive officers and there are no arrangements or understandings between her and any other persons pursuant to which she was appointed as Chief Financial Officer. Neither Ms. Cola nor any of her immediate family members have been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

As previously reported on Form 8-K filed with the Securities and Exchange Commission on May 12, 2025, Nancy Meyers retired from her position as the Company’s Executive Vice President and Chief Financial Officer effective July 7, 2025. On July 8, 2025, the Company and Ms. Meyers agreed that she would continue in a limited non-executive role with the Company following her retirement to facilitate the orderly transition of the Company’s new Chief Financial Officer. Ms. Meyers’ retirement and resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices or to any issues regarding its accounting or financial policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 8, 2025, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated Bylaws (the “Amendment”). The Amendment, which became effective immediately, reduces the quorum requirement at meetings of the Company’s stockholders from a majority of the shares entitled to vote at the meeting to 33% of the shares entitled to vote at the meeting.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of VerifyMe, Inc., effective as of July 8, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: July 11, 2025	By:	/s/ Adam Stedham
Adam Stedham
Chief Executive Officer and President